EXHIBIT 4.1

KAPSTONE PAPER AND PACKAGING
2006 INCENTIVE PLAN

(amended and restated as of March 25, 2010

1.    Purpose.  KapStone Paper and Packaging Corporation, a Delaware corporation (“KapStone”), desires to attract and retain the best available talent and to encourage the highest level of performance. The KapStone Paper and Packaging 2006 Incentive Plan (the “Plan”) is intended to contribute significantly to the attainment of these objectives by affording eligible employees and independent contractors of KapStone and its Affiliates (as defined in Section 20) (collectively, with KapStone, the “Company”) the opportunity to acquire a proprietary interest in KapStone through the grant of (i) stock options (“Options”) to purchase shares of common stock, $.001 par value per share, of KapStone (the “Common Stock”), (ii) restricted shares or the right to receive shares of Common Stock (“Restricted Stock”) and (iii) stock appreciation rights to receive a payment in Common Stock or cash equal to the amount of the excess of the Fair Market Value of the Common Stock on the date of exercise over the Fair Market Value of the Common Stock on the date of grant (“Stock Appreciation Rights”; and collectively with Options and Restricted Stock, “Awards”, and each individually an “Award”).

2.    Administration.

(a)

The Plan shall be administered by a committee (the “Committee”) of not fewer than two members of the board of directors of KapStone (the “Board”) who shall be appointed by and serve at the pleasure of the Board. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent necessary to exclude Options and Stock Appreciation Rights granted under the Plan from the calculation of the income tax deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations promulgated thereunder. A majority of the Committee shall constitute a quorum.

(b)

The Committee shall have and may exercise all of the powers of the Board under the Plan, other than the power to appoint a director to Committee membership. The Committee shall have plenary authority in its discretion, subject to and consistent with the express provisions of the Plan, to direct the grants of Awards; to determine the numbers of shares of Common Stock covered by each Award, the purchase price, if any, of the Common Stock covered by each Award, the individuals to whom an Award is given (each a “Grantee”), the time or times at which the Award shall be granted or may vest; to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Awards may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; to determine the terms and provisions of, and to cause the Company to enter into, agreements with Grantees in connection with Awards under the Plan (“Award Agreements”), which Award Agreements may vary from one another, as the Committee shall deem appropriate; to amend any Award Agreement from time to time with the consent of the Grantee; and to make all other determinations the Committee may deem necessary or advisable for the administration of the Plan.  The Committee shall have discretion to include such provisions in the Award Agreements as it shall deem appropriate, including those related to non-competition, non-solicitation of employees or customers, the forfeiture of Awards or profits relating thereto upon a finding of fraud or other material misconduct on the part of a Grantee, or such other provisions, not inconsistent with law or the requirements of the Plan as it may from time to time determine appropriate.   Every action, decision, interpretation or determination made by the Committee or the Board with respect to the application or administration of the Plan shall be conclusive and binding upon the Company and any person having or claiming any interest pursuant to any Award granted under the Plan.

(c)

Except as otherwise required by law, no member of the Board or the Committee shall be liable for anything whatsoever in connection with the administration of the Plan other than such member’s own willful misconduct. Under no circumstances shall any member of the Board or the Committee be liable for any act or omission of any other member of the Board or the Committee. The Board and the Committee shall be entitled to rely, in the performance of its functions with respect to the Plan, upon information and advice furnished by KapStone’s officers, KapStone’s accountants, KapStone’s legal counsel and any other party the Board and Committee deems necessary. No member of the Board or Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(d)

Each Award under the Plan shall be deemed to have been granted when the determination of the Committee with respect to such Award is made. Once an Award has been granted, all conditions and requirements of the Plan with respect to such Award shall be deemed conditions on exercise, not grant.

(e)

Notwithstanding the foregoing or any other provision of the Plan, the Committee shall have no authority to issue Awards under the Plan under terms and conditions which would cause such Awards to be considered nonqualified “deferred compensation” subject to the provisions of Section 409A of the Code, including by way of example but not limitation, no Options or Stock Appreciation Rights shall be issued with an exercise price below Fair Market Value and all Restricted Stock shall be issued and reported as income to the Grantee no later than the fifteenth (15th) day of the third calendar month after the end of the calendar year in which the right to the shares covered by such Award becomes vested.

3.    Eligible Persons.  Subject in the case of ISOs to Section 7(g)(i), Awards may be granted to employees, officers and directors of, and consultants and advisors to, the Company. In determining the persons to whom Awards shall be made and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and other factors deemed relevant by the Committee in connection with accomplishing the purposes of the Plan.

4.    Share Limitations under the Plan.

(a)

Subject to adjustment as provided in Section 14 and the provisions of this Section 4, a maximum of five million seven hundred thousand (5,700,000) shares of Common Stock shall be reserved for issuance pursuant to Awards granted under the Plan. If an Award is forfeited or expires without being exercised, or if Restricted Stock is repurchased by the Company as provided in Section 8(e), the shares of Common Stock subject to the Award shall be available for additional grants under the Plan. If an Option is exercised in whole or in part by a Grantee tendering previously owned shares of Common Stock, or if any shares are withheld in connection with the exercise of an Option to pay the exercise price or to satisfy the Grantee’s tax liability, the full number of shares in respect of which the Option has been exercised shall be applied against the limit set forth in this Section 4(a).

(b)

KapStone may grant Options under the Plan in substitution for options held by employees of another corporation who become employees of KapStone or an Affiliate as the result of a merger or consolidation of the employing corporation with KapStone or an Affiliate, or as a result of the acquisition by KapStone or an Affiliate of property or stock of the employing corporation. Substitute Options shall be granted on such terms as the Committee considers appropriate in the circumstances and in compliance with Section 409A of the Code.  Substitute Options shall be in addition to the limit set forth in Section 4(a).

(c)

The maximum aggregate number of shares of Common Stock issuable pursuant to Awards that a Grantee may be granted within one fiscal year of KapStone shall be five hundred thousand (500,000).

(d)

The aggregate numbers set forth in this Section 4 shall be subject to adjustment as provided in Section 14.

5.    Term of Award.  The term of each Award shall be fixed by the Committee and specified in the applicable Award Agreement, but in no event shall it be more than ten years from the date of grant. Subject in the case of ISOs to Section 7(g), the term of an Award may be extended from time to time by the Committee, provided that no extension shall extend the term beyond ten years from the date of grant.

6.    Vesting.  The Committee shall determine the vesting schedule applicable to a particular Award and specify the vesting schedule in the applicable Award Agreement. Notwithstanding the foregoing the Committee may accelerate the vesting of an Award at any time.

7.    Options.

(a)

Type of Options.  Options granted under the Plan may be either incentive stock options (“ISOs”) intended to meet the requirements of Section 422 of the Code or nonqualified stock options (“NSOs”) which are not intended to meet such Code requirements.

(b)

Rights to Purchase.  The Committee may grant Options to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

(c)

Option Agreement.  The terms and conditions of each Option shall be set forth in an Option Agreement in the form approved by the Committee. Each Option Agreement shall, at a minimum, specify (i) the number of shares of Common Stock subject to the Option, (ii) whether the Option is intended to be an ISO or NSO, (iii) the provisions related to vesting and exercisability of the Option, including the Option exercise price, and (iv) that the Option is subject to the terms and provisions of the Plan. Option Agreements may differ from one another.

(d)

Termination of Relationship to the Company.

i.

With respect to an Option granted to an individual who is an employee of the Company at the time of Option grant, unless the Option Agreement expressly provides to the contrary, (i) the Option shall terminate immediately upon the Grantee’s termination of employment for Cause (as defined in Section 20); (ii) subject in the case of ISOs to Section 7(g), the Option shall terminate two years following the Grantee’s termination of employment by reason of death or Disability (as defined in Section 20); (iii) subject in the case of ISOs to Section 7(g), the Option shall terminate two years after Retirement (as defined in Section 20); (iv) the Option shall terminate three months after the Grantee’s termination of employment for any other reason; and (v) vesting of an Option will terminate in all cases immediately upon termination of employment. In no event shall an Option remain exercisable beyond the expiration date specified in the applicable Option Agreement. An Option Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another.

ii.

With respect to an Option granted to an individual who is not an employee of the Company at the time of Option grant, the Board shall determine and specify in the applicable Option Agreement the consequences, if any, of the termination of the Grantee’s relationship with the Company.

(e)

Option Price. Subject in the case of ISOs to Section 7(g), the exercise price per share of Common Stock covered by an Option shall be established by the Committee; provided, however, that (a) the exercise price per share for any Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) no ISO granted to a 10% Shareholder (as defined in Section 7(g)) shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an ISO or NSO) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provision of Sections 409A and 424(a) of the Code.

(f)

No Stockholder Rights. No Grantee shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares.

(g)

ISO Provisions.

i.

Employment Requirement; Termination of Employment, Death or Disability. ISOs may only be awarded to employees of KapStone or a corporation which, with respect to KapStone, is a “parent corporation” or “subsidiary corporation” within the meaning of Sections 424(e) and (f) of the Code. No ISO may be exercised unless, at the time of such exercise, the Grantee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

(1)

an ISO may be exercised within the period of three months after the date the Grantee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable Option Agreement), provided, that the Option Agreement may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a NSO under the Plan;

(2)

if the Grantee dies while in the employ of the Company, or within three months after the Grantee ceases to be such an employee, the ISO may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option Agreement); provided, that the Option Agreement may designate a longer exercise period and that the exercise after such one-year period shall be treated as the exercise of a NSO under the Plan; and

(3)

if while in the employ of the Company the Grantee becomes disabled within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto, the ISO may be exercised within the period of one year after the date the Grantee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option Agreement) provided, that the Option Agreement may designate a longer exercise period and that the exercise after such one-year period shall be treated as the exercise of a NSO under the Plan.

For all purposes of the Plan and any Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no ISO may be exercised after its expiration date.

ii.

10% Shareholders.  In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of KapStone or of a parent or subsidiary corporation of KapStone (a “10% Shareholder”), (i) the Option exercise price of any ISO granted to such person shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted and (ii) the term of an ISO granted to such person may not exceed five years from the date of grant.

iii.

$100,000 Limit.  The aggregate Fair Market Value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company) may not exceed $100,000.

iv.

Options Which Do Not Satisfy ISO Requirements.  To the extent that any Option which is issued under the Plan exceeds the limit set forth in paragraph (c) or otherwise does not comply with the requirements of Code Section 422, it shall be treated as a NSO.

(h)

Cancellation and New Grant of Options, Etc.  The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Grantees, (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an Option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an Option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options; provided, however, that the Committee shall not take any of the actions described in (i) or (ii) hereof without receiving the approval of KapStone ‘s stockholders. The provisions of this Section 7(h) may not be altered or amended without stockholder approval.

(i)

Buyout Provisions.  The Committee may at any time offer to buy out for a payment in cash or shares, an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Grantee at the time that such offer is made.

(j)

No Deferral Feature.  The Option Agreement shall not provide for any deferral feature with respect to an Option constituting a deferral of compensation under Section 409A of the Code.

8.    Restricted Stock.

(a)

Type of Restricted Stock.  Restricted Stock granted under the Plan may be either restricted stock shares (“RS Shares”) or restricted stock units (“RS Units”).  “RS Shares” means Shares which are issued and awarded to Grantees subject to a substantial risk of forfeiture and restrictions on transfer of such Shares during a specified period as provided in subsection (b).  “RS Units” means bookkeeping units that represent the right of a Grantee to receive the specified number of Shares upon lapse of the substantial risk of forfeiture and other restrictions on such Shares during the specified period as provided in subsection (b).

(b)

Rights to Purchase.  The Committee may grant Restricted Stock to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine. Grantees shall not be required to pay cash or other consideration for Restricted Stock granted hereunder, other than in the form of services performed under such terms and conditions as the Committee may determine.

(c)

Restricted Stock Grant Agreement.  Restricted Stock shall be granted under a Restricted Stock Grant Agreement that shall specify whether the Restricted Stock is an Award of RS Shares or RS Units, the number of RS Shares or RS Units granted, and the terms of the restrictions referred to in subsection (b).  If the Award is made in the form of RS Shares, then (i) the Award shall be further evidenced by certificates or other indicia of ownership for the Shares registered in the name of the Grantee and referring to the terms, conditions, and restrictions applicable to such RS Shares; (ii) the Award of RS Shares shall be entered upon the records of the duly authorized transfer agent of the Company as soon as practicable after the Award; but (iii) the Company may retain physical possession of any such certificates, and the Company may require a Grantee awarded RS Shares to deliver a stock power to the Company, endorsed in blank, relating to the RS Shares for so long as the Restricted Stock is subject to risk of forfeiture.

(d)

Termination of Employment Prior to Vesting of Restricted Stock.  Unless the Restricted Stock Grant Agreement expressly provides to the contrary, immediately upon the termination of the Grantee’s status as an employee, officer or director of, or consultant or advisor to, the Company for any reason other than the death or Disability of the Grantee, Restricted Stock granted to such Grantee that has not vested prior to such time may no longer vest, and Grantee shall forfeit all rights (and the Company shall have no further obligations) with respect to such Restricted Stock. In the event of the death or Disability of the Grantee, the Award shall immediately vest in full.

(e)

Repurchase Right.  The Committee may in its sole discretion provide that a Restricted Stock Grant Agreement shall grant the Company the right to repurchase RS Shares upon the termination for specified reasons or any reason of the purchaser’s status as an employee, officer, director of, or consultant or advisor to, the Company.  The purchase price for the RS Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse (if any) shall be determined by the Committee in its sole discretion and shall be set forth in the Restricted Stock Grant Agreement.

(f)

Other Provisions.  The Restricted Stock Grant Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(g)

Rights as a Shareholder.  Unless otherwise provided in the Restricted Stock Grant Agreement:

i.              A Grantee awarded RS Shares that have not been forfeited shall have the rights of a stockholder with respect to such RS Shares from and after the date that the Award of RS Shares is entered upon the records of the duly authorized transfer agent of the Company, including without limitation the right to vote such RS Shares and the right to receive dividends declared on the RS Shares; provided, however, that any dividend in Shares on RS Shares shall be held subject to the same restrictions and for the same period as the RS Shares to which they relate.

ii.             A Grantee awarded RS Units that have not been forfeited shall have no rights as a stockholder (unless and until Shares are issued in respect of such RS Unites upon lapse of the substantial risk of forfeiture), including without limitation no right to vote Shares represented by such RS Units; provided, however, that if dividends (other than dividends in Shares) are paid on Shares represented by RS Units, then the Company will cumulate amounts equivalent to the amount of dividends and pay to the Grantee such amount when the restrictions lapse; and if dividends in Shares are paid on Shares, the Company will credit the Grantee with additional RS Units equal to the per-share dividend on RS Units that have not yet either vested or been forfeited, with such additional RS Units being subject to the same restrictions and for the same period as the RS Units to which they relate.

(h)

No Deferral Provisions.  A Restricted Stock Award shall not provide for any deferral of compensation recognition after vesting with respect to Restricted Stock which would cause the Award to constitute a deferral of compensation which is not in compliance with Section 409A of the Code.

9.    Stock Appreciation Rights.

(a)

Rights to Purchase.  The Committee may grant Stock Appreciation Rights to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine. No Stock Appreciation Rights shall be granted under the terms and conditions which would cause such rights to be treated as deferred compensation subject to Section 409A of the Code. Grantees shall not be required to pay cash or other consideration for Stock Appreciation Rights granted hereunder, other than in the form of services performed under such terms and conditions as the Committee may determine.

(b)

Stock Appreciation Rights Agreement.  Stock Appreciation Rights shall be granted under a Stock Appreciation Rights Agreement. Each Stock Appreciation Rights Agreement shall, at a minimum, specify (i) the number of shares of Common Stock subject to the Stock Appreciation Right, (ii)  the provisions related to vesting and exercisability of the Stock Appreciation Right, including the base price, and (iii) that the Stock Appreciation Right is subject to the terms and provisions of the Plan.  Stock Appreciation Rights Agreements may differ from one another.

(c)

Termination of Employment Prior to Vesting of Stock Appreciation Rights.

i.              With respect to a Stock Appreciation Right granted to an individual who is an employee of the Company at the time of Stock Appreciation Right grant, unless the Stock Appreciation Rights Agreement expressly provides to the contrary, (i) the Stock Appreciation Right shall terminate immediately upon the Grantee’s termination of employment for Cause (as defined in Section 20); (ii) the Stock Appreciation Right shall terminate two years following the Grantee’s termination of employment by reason of death or Disability (as defined in Section 20); (iii) the Stock Appreciation Right shall terminate two years after Retirement (as defined in Section 20); (iv) the Stock Appreciation Right shall terminate three months after the Grantee’s termination of employment for any other reason; and (v) vesting of a Stock Appreciation Right will terminate in all cases immediately upon termination of employment. In no event shall a Stock Appreciation Right remain exercisable beyond the expiration date specified in the applicable Stock Appreciation Rights Agreement. A Stock Appreciation Rights Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another.

ii.             With respect to a Stock Appreciation Right granted to an individual who is not an employee of the Company at the time of Stock Appreciation Right grant, the Board shall determine and specify in the applicable Stock Appreciation Rights Agreement the consequences, if any, of the termination of the Grantee’s relationship with the Company.

(d)

Base Price. The base price per share of Common Stock covered by a Stock Appreciation Right shall be established by the Committee; provided, however, that the base price per share for any Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.  Notwithstanding the foregoing, a Stock Appreciation Right may be granted with a base price lower than the minimum base price set forth above if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another Stock Appreciation Right in a manner qualifying under the provision of Sections 409A and 424(a) of the Code.

(e)

Other Provisions.  The Stock Appreciation Rights Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(f)

Rights as a Shareholder.  No Grantee shall have the rights of a stockholder with respect to shares covered by a Stock Appreciation Right until such person becomes the holder of record of such shares.

(g)

Cancellation and New Grant of Stock Appreciation Rights, Etc.  The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Grantees, (i) the cancellation of any or all outstanding  Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Common Stock and having a base price per share which may be lower or higher than the base price per share of the cancelled Stock Appreciation Rights or (ii) the amendment of the terms of any and all outstanding Stock Appreciation Rights under the Plan to provide a base price per share which is higher or lower than the then-current base price per share of such outstanding Stock Appreciation Rights; provided, however, that the Committee shall not take any of the actions described in (i) or (ii) hereof without receiving the approval of KapStone ‘s stockholders. The provisions of this Section 9(g) may not be altered or amended without stockholder approval.

(h)

Buyout Provisions.  The Committee may at any time offer to buy out for a payment in cash or shares, a Stock Appreciation Right previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Grantee at the time that such offer is made.

(i)

No Deferral Feature.  The Stock Appreciation Rights Agreement shall not provide for any deferral feature with respect to a Stock Appreciation Right constituting a deferral of compensation under Section 409A of the Code.

10.    Exercise of Awards.

(a)

An Award other than a Restricted Stock Award may be exercised at any time and from time to time, in whole or in part, as to any or all full shares as to which such Award is then exercisable. An Award may not be exercised with respect to a fractional share. A Grantee (or other person who, pursuant to Section 11, may exercise the Award) shall exercise the Award by delivering to KapStone in the manner provided in the Award Agreement a written notice of exercise, stating the number of shares of Common Stock with respect to which the exercise is being made.  Upon receipt by KapStone of any notice of exercise, the exercise of the Award as set forth in that notice shall be irrevocable.

(b)

Upon exercise of an Option, the Grantee shall pay to KapStone the Option exercise price per share of Common Stock multiplied by the number of full shares as to which the Option is then exercised. A Grantee may pay the Option exercise price by (i) tendering or causing to be tendered to KapStone cash, (ii) delivery or deemed delivery of shares of Common Stock owned by the Grantee having a Fair Market Value equal to the exercise price, (iii) authorizing KapStone to withhold whole shares of Common Stock which would otherwise be delivered to the Grantee having an aggregate Fair Market Value, determined as of the date of exercise, equal to the exercise price, (iv) delivery of other property permitted by law and acceptable to the Board or Committee, or (v) any other means which the Board or Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

(c)

The Company shall, in its sole discretion, take any action reasonably believed by it to be necessary to comply with local, state or federal tax laws relating to the reporting and withholding of taxes. In the event a Grantee has exercised an Award, a Grantee shall, upon notification of the amount due, promptly pay or cause to be paid the amount determined by the Company as necessary to satisfy all applicable tax withholding requirements. A Grantee may satisfy his or her tax withholding requirement in any manner satisfactory to the Company.

(d)

Any certificates or other indicia of ownership representing the shares as to which an Award has been exercised shall refer to the restrictions applicable to such shares.

11.    Nontransferability.

(a)

Except as provided in Section 11 (b), Awards granted under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and Options and Stock Appreciation Rights may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee’s guardian or legal representative.  In the event of any attempt by a Grantee to transfer, assign, pledge, hypothecate or otherwise dispose of an Award or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, KapStone may terminate the Award (making such Award null and void) or repurchase the RS Shares as provided in Section 8(e) by notice to the Grantee.

(b)

Notwithstanding paragraph (a), if (and on the terms) so provided in the applicable Option Agreement, a Grantee may transfer a NSO, by gift or a domestic relations order, to a Family Member (as defined in Section 20) of the Grantee. If a NSO is transferred in accordance with this subparagraph, the Option shall be exercisable solely by the transferee, but the determination of the exercisability of the Option shall be based solely on the activities and state of affairs of the Grantee. Thus, for example, if, after a transfer with respect to an Option, the Grantee ceases to be an employee of the Company, such termination shall trigger the provisions of Section 7(d) hereof. Conversely, if after a transfer the transferee ceases to be an employee of the Company, such termination shall not trigger the provisions of Section 7(d) hereof.

12.    Compliance with Law; Registration of Shares.

(a)

The Plan and any grant hereunder shall be subject to all applicable laws, rules, and regulations of any applicable jurisdiction or authority or agency thereof and to such approvals by any regulatory or governmental agency which, in the opinion of Company’s counsel, may be required or appropriate.

(b)

Notwithstanding any other provision of the Plan or Award Agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the

Plan prior to fulfillment of all of the following conditions:

i.

Effectiveness of any registration or other qualification of such shares of the Company under any law or regulation of any applicable jurisdiction or authority or agency thereof which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

ii.

Grant of any other consent, approval or permit from any applicable jurisdiction or authority or agency thereof or securities exchange or quotation system which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

The Company shall use all reasonable efforts to obtain any consent, approval or permit described above; provided, however, that except to the extent as may be specified in an Award Agreement with respect to any particular grant, the Company shall be under no obligation to register or qualify any shares of Common Stock subject to an Award under any federal or state securities law or on any exchange.

13.    Change in Control.

(a)

In the event that a Change in Control occurs, the Board may determine that (i) any Option shall be assumed, or a substantially equivalent Award shall be substituted, by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the Grantee, provide that the Award shall terminate immediately prior to the consummation of the transaction unless exercised by the Grantee within a specified period following the date of the notice; (iii) in the event that the Change in Control is a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the “Sales Price”), make or provide for a payment to each Grantee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the Award (to the extent such Award is then exercisable) exceeds (B) the aggregate exercise or base price, if any, for all such shares of Common Stock; or (iv) may make such other equitable adjustments as the Board deems appropriate.

(b)

“Change in Control” means the occurrence of any of the following:  (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 35% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii)  the consummation of the liquidation of the Company or the sale or other disposition of 50% or more of the assets of the Company; or (iv) the consummation of any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.

14.    Adjustments upon Changes in Capitalization.

(a)

In the event of any stock dividend or split, recapitalization, combination, exchange or similar change affecting the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Committee shall make any or all of the following adjustments as it deems appropriate to equitably reflect such event: (i) adjust the aggregate number of shares (or such other security as is designated by the Board) which may be acquired pursuant to the Plan, (ii) adjust the purchase price to be paid for any or all such shares subject to the then outstanding Awards, (iii) adjust the number of shares of Common Stock (or such other security as is designated by the Board) subject to any or all of the then outstanding Awards and (iv) make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate. For purposes hereof, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

(b)

Any and all adjustments or actions taken by the Board pursuant to this Section 14 shall be conclusive and binding for all purposes.

15.    No Right to Continued Employment.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any independent contractor any right to continue in the employ of or to be engaged as an independent contractor by the Company or affect the right of the Company to terminate such person’s employment or other relationship with the Company at any time.

16.    Amendment; Early Termination.  Subject to Sections 7(h) and 9(g), the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment requiring stockholder approval by law or by the rules of any stock exchange, inter-dealer quotation system, or other market in which shares of Common Stock are traded, shall be effective unless and until such stockholder approval has been obtained in compliance with such rule or law; and provided, further, that no such amendment shall materially adversely affect the rights of a Grantee in any Award previously granted under the Plan without the Grantee’s written consent.

17.    Effective Date.  The Plan shall be effective as of the date of its adoption by the Board (the “Effective Date”), subject to the approval thereof by the stockholders of KapStone entitled to vote thereon within 12 months of such date. In the event that such stockholder approval is not obtained within such time period, the Plan and any Awards granted under the Plan on or prior to the expiration of such 12 month period shall be void and of no further force and effect.

18.    Termination of Plan.  Unless terminated earlier by the Board in accordance with Section 16 above, the Plan shall terminate on, and no further Awards may be granted after, the tenth anniversary of the Effective Date.

19.    Severability.  In the event that any one or more provisions of the Plan or an Award Agreement, or any action taken pursuant to the Plan or an Award Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other jurisdiction, such unenforceability or invalidity shall not affect any other provision of the Plan or Award Agreement, but in such particular jurisdiction and instance the Plan and/or Award Agreement, as applicable, shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

20.    Definitions.

(a)

Affiliate.  The term “Affiliate” means any entity, whether or not incorporated, that directly or through one or more intermediaries is controlled by KapStone.

(b)

Cause.  The term “Cause” when used herein in conjunction with termination of employment (or other service relationship) means (i) if the Grantee is a party to an employment or similar agreement with the Company which defines “cause” (or a similar term), the meaning set forth in such agreement (other than death or disability), or (ii) otherwise, termination by the Company of the employment (or other service relationship) of the Grantee by reason of the Grantee’s (1) intentional failure to perform reasonably assigned duties, (2) dishonesty or willful misconduct in the performance of his duties, (3) involvement in a transaction which is materially adverse to the Company, (4) breach of fiduciary duty involving personal profit, (5) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (6) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, or (7) material breach of any provision of the Plan, the Grantee’s Award Agreement or any other written agreement between the Grantee and the Company, in each case as determined in good faith by the Board, whose determination shall be final, conclusive and binding on all parties.

(c)

Disability.  Except as otherwise specified in the applicable Award Agreement or in the Grantee’s Employment Agreement with the Company, the Grantee shall be deemed to have a “Disability” if the Grantee is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as reasonably determined by the Board in good faith and in its discretion.

(d)

Fair Market Value.  As used herein, the term “Fair Market Value” of a share of Common Stock as of a specified date for the purposes of the Plan shall mean the value of a share of Common Stock determined consistent with the requirements of Sections 422 and 409A of the Code as follows: the arithmetic mean of the high and low sales prices of a share of Common Stock on the date of grant on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the relevant date for which Fair Market Value is being determined, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Common Stock on the date of grant in the over-the-counter market on which such shares are traded on the relevant date for which Fair Market Value is being determined. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board or the Committee. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

(e)

Family Member of the Grantee.  As used herein, “Family Member of the Grantee” means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.

(f)

Retirement.  As used herein, “Retirement” means the termination of employment of a Grantee over the age of 64.